                   AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON DECEMBER 23, 2002

                                                      REGISTRATION NO. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           ACACIA RESEARCH CORPORATION
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     95-4405754
    -------------------------------                   ----------------------
    (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                            500 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                      -------------------------------------
                      (Address Principal Executive Offices)

                      2002 COMBIMATRIX STOCK INCENTIVE PLAN
                  2002 ACACIA TECHNOLOGIES STOCK INCENTIVE PLAN
                  ---------------------------------------------
                            (Full Title of the Plan)

                                  PAUL R. RYAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            500 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                     ----------------------------------------
                     (Name and Address of Agent for Service)

                                 (949) 480-8300
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

                                 MARK J. KELSON
                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                      1901 AVENUE OF THE STARS, 18TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 788-2400

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED (1)            SHARE                 PRICE           REGISTRATION FEE
------------------------------------------ -------------------- --------------------- -------------------- ---------------------

2002 CombiMatrix Stock Incentive Plan
Acacia Research - CombiMatrix Common
Stock, $0.001 par value (currently
outstanding options) ....................   5,647,897 shares        $9.2191 (2)         $52,068,527.23          $4,790.30

------------------------------------------ -------------------- --------------------- -------------------- ---------------------
2002 CombiMatrix Stock Incentive Plan
Acacia Research - CombiMatrix Common
Stock, $0.001 par value (options
available for future grant) .............   2,862,418 shares         $3.465 (2)          $9,918,278.37            $912.48

------------------------------------------ -------------------- --------------------- -------------------- ---------------------
2002 Acacia Technologies Stock Incentive
   Plan
Acacia Research - Acacia Technologies
Common Stock, $0.001 par value
(currently outstanding options) ........    3,497,067 shares       $11.1449 (3)         $38,974,462.00          $3,585.65

------------------------------------------ -------------------- --------------------- -------------------- ---------------------
2002 Acacia Technologies Stock Incentive
   Plan
Acacia Research - Acacia Technologies
Common Stock, $0.001 par value (options
available for future grant) .............   1,710,788 shares          $2.07 (3)          $3,541,331.16           $325.80

------------------------------------------ -------------------- --------------------- -------------------- ---------------------

                                    TOTAL   13,718,170 shares                          $104,502,598.70         $9,614.23
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 5,647,897 shares underlying outstanding stock options under the 2002 CombiMatrix Stock Incentive Plan, the proposed maximum offering price per share is based on the weighted average exercise price of $9.2191 per share. With respect to the 2,844,418 shares reserved for future issuance under the 2002 CombiMatrix Stock Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $3.465 per share of the Acacia Research -
      CombiMatrix Common Stock reported on the Nasdaq Stock Market on December
      20, 2002.

(3) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 3,497,067 shares underlying outstanding stock options under the 2002 Acacia Technologies Stock Incentive Plan, the proposed maximum offering price per share is based on the weighted average exercise price of $11.1449 per share. With respect to the 1,710,788 shares reserved for future issuance under the 2002 Acacia Technologies Stock
      Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $2.07 per share of the Acacia Research - Acacia Technologies Common Stock reported on the Nasdaq
      Stock Market on December 20, 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Acacia Research Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed on March 27, 2002) (File No. 000-26068), which contains audited financial statements for the latest fiscal year for which such statements have been filed;

         (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 2001:

                  (i) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (filed on May 15, 2002);

                  (ii) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 (filed on August 13, 2002, and amended on September 27, 2002 and November 7, 2002);

                  (iii) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (filed on November 13,
                  2002);

                  (iv) the Registrant's Current Report on Form 8-K filed on June 11, 2002; and

         (c) The description of the Registrant's Acacia Research - Acacia Technologies Common Stock and the Registrant's Acacia Research - CombiMatrix Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 19, 2002.

         All documents that the Registrant subsequently files under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

         A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         As permitted by Section 145 of the Delaware General Corporation Law,
Article VII of the Registrant's restated certificate of incorporation provides:

                  No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

         The Registrant has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's restated certificate of incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

  EXHIBIT
   NUMBER                                  EXHIBIT
----------        --------------------------------------------------------------
   5.1            Opinion of Allen Matkins Leck Gamble & Mallory LLP

   23.1           Consent of Independent Auditors

   23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1

   24.1 Power of Attorney (contained on page II-4 of this registration statement)

   99.1           2002 CombiMatrix Stock Incentive Plan

   99.2           2002 Acacia Technologies Stock Incentive Plan

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 23rd day of December, 2002.

                            ACACIA RESEARCH CORPORATION

                            By:  /S/ PAUL R. RYAN
                                 ------------------------------------------
                                 Paul R. Ryan
                                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 23rd day of December, 2002.

                       SIGNATURE                     TITLE

/S/ PAUL R. RYAN                       Chief Executive Officer and Director
----------------------------            (Principal Executive Officer)
Paul R. Ryan

/S/ CLAYTON J. HAYNES                  Chief Financial Officer (Principal
----------------------------              Financial and Accounting Officer)
Clayton J. Haynes

/S/ ROBERT L. HARRIS, II                President and Director
----------------------------
Robert L. Harris, II

/S/ THOMAS B. AKIN                      Director
----------------------------
Thomas B. Akin


/S/ FRED A. DE BOOM                     Director
----------------------------
Fred A. de Boom


/S/ EDWARD W. FRYKMAN                   Director
----------------------------
Edward W. Frykman


/S/ G. LOUIS GRAZIADIO, III             Director
----------------------------
G. Louis Graziadio, III

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                                                    EXHIBIT
------------      -------------------------------------------------------------
   5.1            Opinion of Allen Matkins Leck Gamble & Mallory LLP

   23.1           Consent of Independent Auditors

   23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1

   24.1 Power of Attorney (contained on page II-4 of this registration statement)

   99.1           2002 CombiMatrix Stock Incentive Plan

   99.2           2002 Acacia Technologies Stock Incentive Plan